UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2005

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Mr. Dennis Sullivan is resigning as Vice President and Principal Accounting Officer of Prudential Financial, Inc. (the “Company”), effective March 31, 2006.

(c)	The Company has appointed Mr. Peter Sayre, a Senior Vice President and the Controller of the Company, to replace Mr. Sullivan as Principal Accounting Officer of the Company, effective March 31, 2006.

Mr. Sayre, 52, has been with the Company or its affiliates since March, 1985. Over the years he has held a number of legal and finance positions with the Company or its affiliates. He became a Corporate Vice President and Associate Comptroller of The Prudential Insurance Company of America in June, 1994. From March 2000 to May 2005 he was Chief Tax Officer of The Prudential Insurance Company of America and from December 2001 to May 2005 he was Chief Tax Officer of the Company. He was a Vice President of the Company from 2001 to September 2004 when he became a Senior Vice President. He became the Controller of the Company in August 2004. Mr. Sayre obtained his designation as a certified public accountant and is a lawyer. He has an undergraduate degree in economics and a graduate degree in accounting from the Wharton School of the University of Pennsylvania and his law degree from the University of Pennsylvania. In addition to serving as Controller and Principal Accounting Officer, the Company’s Tax Department and Financial Information Services Department will continue to report to Mr. Sayre. Mr. Sayre will continue to report to Richard J. Carbone, the Company’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2005

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Kathleen M. Gibson
Name:	Kathleen M. Gibson
Title:	Vice President, Secretary and Corporate Governance Officer